Exhibit 10.43

CERUS CORPORATION

1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION SUB-PLAN

ADOPTED BY THE BOARD ON NOVEMBER 3, 1999

AMENDED DECEMBER 4, 2002

1.                                      PURPOSE.

(a)                                  The purpose of the 1999 Non-Employee Directors’ Stock Option Sub-Plan (the “Sub-Plan”) is to provide a means by which each director of Cerus Corporation (the “Company”) who is not otherwise at the time of grant an employee of or consultant to the Company or any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase Common Stock of the Company through non-discretionary grants of stock options.

(b)                                  This Sub-Plan is a sub-plan of, and is part of, the Company’s 1999 Equity Incentive Plan (the “Equity Incentive Plan”), and is intended to provide for a separate offering to Non-Employee Directors.  The terms of this Sub-Plan shall govern the non-discretionary stock option grants to Non-Employee Directors made pursuant to the terms of this Sub-Plan.  Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Equity Incentive Plan.

(c)                                  The word “Affiliate” as used in the Sub-Plan means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)                                  The options granted under this Sub-Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.                                      ADMINISTRATION.

(a)                                  The Sub-Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in Subsection 2(b) hereof.

(b)                                  The Board may delegate administration of the Sub-Plan to a committee composed of two (2) or more members of the Board (the “Committee”).  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Sub-Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Sub-Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Sub-Plan.

3.                                      SHARES SUBJECT TO THE SUB-PLAN.

Subject to the provisions of Section 10 hereof relating to adjustments upon changes in stock, the Common Stock that may be sold pursuant to options granted under the Sub-Plan and the Equity Incentive Plan shall not exceed in the aggregate the number of shares reserved for issuance under the Equity Incentive Plan.  If any option granted under the Sub-Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such option shall again become available for grant under the Sub-Plan or otherwise under the Equity Incentive Plan.

4.                                      ELIGIBILITY.

Options shall be granted under this Sub-Plan only to Non-Employee Directors of the Company.

5.                                      NON-DISCRETIONARY GRANTS.

(a)                                  Except as provided in Section 5(b) below, each Non-Employee Director who served as such on December 31 of each calendar year, and who also is serving as such on January 1 of the immediately following calendar year, shall automatically be granted, on each such January 1, an option to purchase three thousand three hundred thirty-four (3,334) shares of Common Stock of the Company, and on the next following May 1 and September 1 (provided such Non-Employee Director is in Continuous Service with the Company on each of those dates), an option to purchase three thousand three hundred thirty-three (3,333) shares of Common Stock of the Company, each grant to be made on the terms and conditions set forth herein (hereinafter, the “Automatic Grants”); provided, however, that each of the Automatic Grants made to the Chairman of the Board shall be an option to purchase five thousand (5,000) shares of Common Stock of the Company.

(b)                                  Notwithstanding the foregoing, a Non-Employee Director who is first elected or appointed to the Board shall be eligible to receive Automatic Grants in the calendar year following such election or appointment (if such Non-Employee Director is in Continuous Service with the Company on each of the applicable grant dates) on a pro-rated basis such that the number of shares subject to each Automatic Grant shall be calculated by multiplying the number of shares otherwise subject to the Automatic Grant as specified in Subsection 5(a) hereof by the quotient obtained by dividing (x) the number of days the Non-Employee Director served on the Board in the preceding year by (y) three hundred and sixty-five (365).

6.                                      OPTION PROVISIONS.

Each option shall be subject to the following terms and conditions:

(a)                                  The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant (the “Expiration Date”).  If the Optionholder’s Continuous Service terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of such termination; provided, however, that (i) if such termination of

Continuous Service is due to Optionholder’s Disability, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the termination and (ii) if such termination of Continuous Service is due to the Optionholder’s death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the Optionholder’s death.  In any and all circumstances, an option may be exercised following termination of the Optionholder’s Continuous Service only as to that number of shares as to which it was exercisable as of the date of such termination under the provisions of Subsection 6(e) hereof.

(b)                                  The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such option on the date such option is granted.

(c)                                  The Optionholder may elect to make payment of the exercise price under one of the following alternatives:

(i)                                    In cash (or check) at the time of exercise;

(ii)                                Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                            Provided that at the time of exercise the Company’s Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

(iv)                               Payment by a combination of the methods of payment specified in Subsection 6(c)(i) through 6(c)(iii) above.

(d)                                  An option shall be transferable only to the extent specifically provided in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the option.

(e)                                  Each option shall become vested and exercisable in four (4) equal monthly installments.  The vesting of each installment shall occur on the last day of each month beginning with the month in which the option was granted; provided that the Optionholder’s Continuous Service has not been interrupted during the period preceding each vesting date.

(f)                                    Each option shall include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the option as to any part or all of the shares of Common Stock subject to the option prior to the full vesting of the option.  Any unvested shares of Common Stock so purchased will be subject to a repurchase option in favor of the Company.

(g)                                 Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.                                      COVENANTS OF THE COMPANY.

(a)                                  During the terms of the options granted under the Sub-Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such options.

(b)                                  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Sub-Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the options granted under the Sub-Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Sub-Plan, any option granted under the Sub-Plan, or any Common Stock issued or issuable pursuant to any such option.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Sub-Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options.

8.                                      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to options granted under the Sub-Plan shall constitute general funds of the Company.

9.                                      MISCELLANEOUS.

(a)                                  Neither an Optionholder nor any person to whom an option is transferred under Subsection 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

(b)                                  Nothing in the Sub-Plan, the Equity Incentive Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or affect any right of the Company, its Board, stockholders or Affiliates to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of the Delaware General Corporations Law.

(c)                                  No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Common Stock or option reserved for purposes of the Sub-Plan except as to such shares of Common Stock, if any, as shall have been reserved for such person pursuant to an option granted to such person.

(d)                                  In connection with each option made pursuant to the Sub-Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal, state or local withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                  Capitalization Adjustments.  Except as expressly provided otherwise herein, any adjustments in stock under this Sub-Plan shall occur in accordance with the provisions of Section 11(a) of the Equity Incentive Plan.

(b)                                  Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all options outstanding under this Sub-Plan shall terminate immediately prior to such event.

(c)                                  Corporate Transaction.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the vesting of all options outstanding under this Sub-Plan shall be accelerated in full, and the options shall terminate if not exercised at or prior to such event.

11.                               AMENDMENT OF THE SUB-PLAN.

(a)                                  The Board at any time, and from time to time, may amend the Sub-Plan and/or some or all outstanding options granted under the Sub-Plan.  However, except as provided in Section 10 hereof relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Sub-Plan to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.

(b)                                  Rights and obligations under any option granted before any amendment of the Sub-Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.                               TERMINATION OR SUSPENSION OF THE SUB-PLAN.

(a)                                  The Board may suspend or terminate the Sub-Plan at any time.  Unless sooner terminated, the Sub-Plan shall terminate concurrently with the termination of the Equity Incentive Plan.  No options may be granted under the Sub-Plan while the Sub-Plan is suspended or after it is terminated.

(b)                                  Rights and obligations under any option granted while the Sub-Plan is in effect shall not be impaired by suspension or termination of the Sub-Plan, except with the consent of the person to whom the option was granted.

13.                               EFFECTIVE DATE OF SUB-PLAN.

The Sub-Plan shall become effective upon adoption by the Board.

14.                               CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of the Sub-Plan, without regard to such state’s conflict of laws rules.